As filed with the Securities and Exchange Commission on January 8, 2008

Registration No. -____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2321079
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two North Main Street, Mifflintown, Pennsylvania 17059, (717) 436-2144

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive office)

Jody D. Graybill

President (Principal Executive Officer)

First Community Financial Corporation

Two North Main Street, Mifflintown, Pennsylvania 17059, (717) 436-2144

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jeffrey P. Waldron, Esquire

Stevens & Lee, P.C.

620 Freedom Business Center, Suite 200

P.O. Box 62330

Valley Forge, Pennsylvania 19406

(610) 205-6018

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[1]
Common Stock, $5.00 par value	100,000	$31.50	$3,150,000	$123.80

[1]	The filing fee is based on a bona fide estimate of the maximum offering price, solely made for the purposes of registration, and is in compliance with Rule 457.

PROSPECTUS

FIRST COMMUNITY FINANCIAL CORPORATION

100,000 Shares

Common Stock, Par Value $5.00 Per Share

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

This prospectus relates to shares of common stock, par value $5.00 per share, of First Community Financial Corporation (sometimes hereinafter “First Community”), a Pennsylvania corporation, which may be offered and sold from time to time pursuant to the terms of the First Community Financial Corporation Dividend Reinvestment and Stock Purchase Plan.

The Plan provides participants with a convenient and economical method for investing cash dividends paid on our common stock and optional cash payments in additional shares of our common stock. This prospectus describes and constitutes the First Community Financial Corporation Dividend Reinvestment and Stock Purchase Plan, or simply the Plan.

The Plan allows you to:

(a) reinvest your cash dividends on our common stock in additional shares of our common stock; and

(b) purchase additional shares of our common stock by making voluntary optional cash payments.

Participants will not pay brokerage commissions or fees for purchases of common stock under the Plan. First Community will bear the cost of administering the Plan.

Shares of common stock will be purchased directly from First Community from authorized but unissued or treasury shares, or on the open market. Currently, there is a very limited trading market for our common stock. Shares of our common stock are not listed on any stock exchanges, nor are they authorized for trading on Nasdaq.

If in the future the common stock becomes traded on an exchange or the Nasdaq, or is quoted on the OTC Bulletin Board, the purchase price of the common stock pursuant to the Plan will be the average of the bid and asked prices, as determined by at least two (2) market makers, on the date on which dividends are paid. If the common stock is not traded on an exchange, the Nasdaq or is not quoted on the OTC Bulletin Board, then our board of directors, in its discretion, may determine the price of the common stock purchased pursuant to the Plan. In exercising its discretion to determine the price, the board of directors may, but is not limited to, consider some or all of the following factors:

•	the last sales price;

•	average last sale prices and/or weighted average sale prices over some period of time selected by the board of directors;

•	multiples of earnings or book value based on a peer group selected by the board of directors; or

•	any combination of the foregoing.

THE BOARD OF DIRECTORS MAY ENGAGE AT ANYTIME IN PURCHASE TRANSACTIONS AT PRICES DIFFERENT FROM, AND POSSIBLY LOWER THAN, THE PRICE AT WHICH THE COMMON STOCK SHARES ARE SOLD PURSUANT TO THE PLAN.

We have registered 100,000 shares of our common stock for sale under the Plan. You should keep this prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED ARE OUR EQUITY SECURITIES AND ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK SUBSIDIARY OF OURS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. UNLIKE CHECKING AND SAVINGS ACCOUNTS, AN INVESTMENT IN OUR COMMON STOCK INVOLVES INVESTMENT RISKS, INCLUDING THE POTENTIAL TOTAL LOSS OF YOUR INVESTMENT.

The date of this prospectus is January 8, 2008.

PROSPECTUS

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) relating to the offer and sale of shares of our common stock. This prospectus describes and constitutes the First Community Financial Corporation Dividend Reinvestment and Stock Purchase Plan, or simply the Plan. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan and the securities offered. The registration statement can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information” on page 1.

This prospectus incorporates business and financial information about First Community that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. See “Where You Can Find More Information” on page 1.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

Unless otherwise mentioned or unless the context requires otherwise, (i) all references in this prospectus to “we,” “us,” “our” or similar references mean First Community Financial Corporation and its subsidiaries; and (ii) all references in this prospectus to “stock,” “our stock” or “your stock” refer to our common stock.

We have not authorized any person to give any information or make any representation that is different from, or in addition to, that contained in this prospectus or in any document that we incorporate by reference into this prospectus. If anyone gives you any such information, you should not rely on it.

We do not imply by the delivery to you of this prospectus or the sale of any First Community common stock hereunder that there has been no change in the affairs of First Community since the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street NE Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC’s web site at (http://www.sec.gov).

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be updated automatically and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, except that we are not incorporating by reference any document or information that is only “furnished” to the SEC or that is otherwise not deemed to be filed with the SEC under those sections.

The following documents, which provide certain information about us, are incorporated by reference in this prospectus:

1.	Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission;

2.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission;

3.	Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2007

4.	The description of our common stock set forth on page 31 of our Registration Statement, filed with the Securities and Exchange Commission on April 17, 2002, pursuant to which we registered our common stock pursuant under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference which are not presented herein or delivered herewith. First Community hereby undertakes to provide without charge to each person, including any beneficial owner to whom this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this prospectus and deemed to be part hereof, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. These documents are available upon request by contacting: First Community Financial Corporation, Two North Main Street, Mifflintown, Pennsylvania 17059. Our telephone number is (717) 436-2144.

Information on the Internet website of First Community or any subsidiary of First Community is not part of this prospectus, and you should not rely on that information in making your investment decision.

FIRST COMMUNITY FINANCIAL CORPORATION

We are a Pennsylvania business corporation and a bank holding company registered under the federal Bank Holding Company Act of 1956, as amended. We were organized on November 13, 1984 for the purpose of acquiring The First National Bank of Mifflintown (hereinafter “First National”), as a wholly-owned national bank subsidiary. Our assets consist primarily of our investment in First National and our principal business is overseeing, and directing the business of First National.

Our office is located at Two North Main Street, Mifflintown, Pennsylvania 17059, and our telephone number is (717) 436-2144.

DESCRIPTION OF THE PLAN

The following provisions describe the terms and conditions of our Dividend Reinvestment and Stock Purchase Plan in a question and answer format. If you have any questions about the Plan, please direct all of your questions to us at Two North Main Street, Mifflintown, Pennsylvania 17059 or by phone at (717) 436-2144. However, please mention the First Community Financial Corporation Dividend Reinvestment and Stock Purchase Plan in all your correspondences with us. Please carefully read the entire prospectus.

PURPOSE

1.	WHAT IS THE PURPOSE OF THE PLAN?

The purpose of the Plan is to provide the shareholders of First Community Financial Corporation with a convenient and economical method of investing cash dividends and voluntary optional cash payments in additional shares of the common stock of First Community Financial Corporation.

ADVANTAGES AND DISADVANTAGES

2.	WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

Participation in the Plan presents the following advantages:

•

If you hold at least twenty-five (25) common stock shares, you may systematically increase your holdings in our common stock without incurring a service charges, administrative fees, or brokerage commissions by automatically reinvesting cash dividends to purchase additional shares;

•

Reinvested cash dividends and optional voluntary cash payments will be fully invested in our common stock because the Plan provides for fractional shares (calculated to three (3) decimal places) to be credited to your plan account. Reinvested cash dividends will have a compounding effect by earning dividends themselves;

•	You may avoid the need for safekeeping of stock certificates credited to your account; and

•	Record keeping will be simplified because you will receive complete and accurate periodic statements of activity in your plan account.

•	If you have a deposit account with First National, you may make optional voluntary cash payments through an automatic debit from your deposit account.

Participation in the Plan presents the following disadvantages:

•

You will be treated as having received dividend income on the dividend payment date for federal income tax purposes. Such dividends will generally give rise to a tax liability even though no cash was actually paid to you;

•	No interest is paid on dividends credited or optional voluntary cash payments made to plan accounts and held pending reinvestment or return to you;

•	The board of directors in its discretion may terminate or suspend the Plan or the optional voluntary cash payment provision of the Plan at anytime;

•	Any optional voluntary cash payment to the Plan may be no less than $100.00 per quarter nor more than $5,000.00 per quarter.

•

Voluntary optional cash payments received by First Community will not be returned to the participant unless a written request is received by the plan administrator at least five (5) days prior to the relevant dividend payment date;

•	If you send in a payment for a voluntary optional cash purchase, the price of the common stock may go up or down before the purchase is made; and

•	Requests for issuance of certificates from a plan account that are received within five (5) days of a dividend payment date will be delayed until completion of the dividend reinvestment.

ADMINISTRATION

3.	WHO IS THE PLAN ADMINISTRATOR AND WHAT ARE THE PLAN ADMINISTRATOR’S RESPONSIBILITIES?

First Community is currently the plan administrator responsible for administering the Plan. The plan administrator’s duties include crediting dividend payments and voluntary optional cash payments to your plan account, maintaining all records of such purchases, holding the purchased shares, providing you with periodic statements of account showing all transactions in your plan account for the applicable period and performing other duties relating to the Plan. The plan administrator also acts as dividend disbursing agent, transfer agent and registrar for shares of common stock. First Community reserves the right to select a different plan administrator in the future.

All correspondence concerning the Plan should be addressed to: First Community Financial Corporation at Two North Main Street, Mifflintown, Pennsylvania 17059. Participants who have questions about the Plan may also contact the Plan Administrator at (717) 436-2144.

PARTICIPATION

4.	WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

All holders of record of at least twenty-five (25) shares of our common stock are eligible to participate in the Plan, except as otherwise determined by our board of directors. The board of directors may refuse to offer the Plan to shareholders residing in any state which requires the registration or qualification of the common stock to be issued pursuant to the plan, or exemption therefrom, if such registration, qualification or exemption results in undue burden or expenses to us, as determined by the board of directors in its sole discretion.

5.	MAY A SHAREHOLDER WHOSE STOCK IS REGISTERED IN THE NAME OF A BROKER PARTICIPATE IN THE PLAN?

No. In order to participate in the Plan, you must first become the shareholder of record by having no less than twenty-five (25) of your shares of First Community common stock transferred into your own name.

6.	HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE IN THE PLAN?

If you are eligible to participate in the Plan, you can join by properly completing and signing the authorization form accompanying this prospectus and submitting it to the plan administrator. Additional authorization forms may be obtained by written request to First Community Financial Corporation at Two North Main Street, Mifflintown, Pennsylvania 17059, or by calling the plan administrator at (717) 436-2144

All shares of common stock purchased through the Plan, whether by reinvested dividends or optional cash payments, will be held for participants in the Plan by the plan administrator and the dividends on those shares will be reinvested automatically.

7.	WHEN MAY I ENROLL IN THE PLAN?

You may enroll in the Plan at any time. If a properly completed authorization form is received by the plan administrator at least five (5) days prior to a dividend record date, reinvestment will commence with that dividend payment. If an authorization form is received from a shareholder less than five (5) days before a dividend record date, the reinvestment of dividends will begin with the payment of the next dividend if the shareholder is still a holder of record. We currently pay cash dividends on a quarterly basis.

The payment of dividends on First Community common stock is at the discretion of our board of directors. There is no guarantee that First Community will pay dividends in the future. The timing and amount of future dividends, if any, will depend on earnings, cash requirements, the financial condition of First Community and its subsidiaries, applicable government regulations and other factors deemed relevant by our board of directors.

8.	WHAT ALTERNATIVES ARE AVAILABLE TO ME IN THE PLAN

The following investment options are available to you:

a.	Dividend Reinvestment – You may direct the reinvestment of cash dividends on all or part of the shares of our common stock registered in your name, including all whole and fractional shares.

b.	Investment of Optional Cash Payments – You may also make voluntary optional cash payments to be used for the purchase of additional shares of our common stock. Such payments may not be made for less than $100.00 per quarter nor more than $5,000.00 per quarter. To make a voluntary optional cash payment, send a check or money order payable to First Community Financial Corporation at Two North Main Street, Mifflintown, Pennsylvania 17059. Please indicate that the payment is for the voluntary cash payment option of the First Community Financial Corporation Dividend Reinvestment and Stock Purchase Plan. If you have a deposit account with First National, you may make a voluntary optional cash payment through an automatic debit from your deposit account. The First Community board of directors reserves the right to amend, suspend or terminate this investment option at anytime at its discretion.

VOLUNTARY OPTIONAL CASH PAYMENTS

9.	MAY I BUY ADDITIONAL SHARES OF COMMON STOCK BY MAKING VOLUNTARY OPTIONAL CASH PAYMENTS?

Yes. After enrollment in the Plan you may purchase additional shares of our common stock by making up to $5,000.00 of voluntary optional cash payments per quarter so long as this investment option has not been suspended or cancelled by our board of directors. Any voluntary optional cash payment may not be less than $100.00 per quarter.

10.	MAY I ELECT TO MAKE ONLY VOLUNTARY OPTIONAL CASH PAYMENTS UNDER THE PLAN?

No. Participation in the Plan is limited to shareholders who hold at least twenty-five (25) shares as of record and elect to reinvest dividends in the Plan through the purchase of additional shares of our common stock. Once you are enrolled, you may elect to make voluntary optional cash payments to purchase additional shares of our common stock.

11.	HOW CAN I MAKE VOLUNTARY OPTIONAL CASH PAYMENTS TO PURCHASE ADDITIONAL SHARES?

We expect to pay dividends on a quarterly basis. Accordingly, voluntary optional cash payments may be made quarterly. The minimum voluntary optional cash payment is $100.00 per quarter. The maximum voluntary optional cash payment is $5,000.00 per quarter.

Voluntary optional cash payments should be forwarded by check or money order to the plan administrator at:

First Community Financial Corporation

Two North Main Street

Mifflintown, Pennsylvania 17059

Because no interest will be paid on voluntary optional cash payments, and because voluntary optional cash payments will be invested on a dividend payment date only if received not less than five (5) days prior to such dividend payment date, we recommend that your voluntary optional cash payments be sent to the plan administrator so as to reach them as close to, but not later than five (5) days prior to the desired dividend payment date. Voluntary optional cash payments received less than five (5) days prior to a dividend payment date and more than thirty (30) days prior to the next dividend payment date will be returned to you by the plan administrator. Voluntary optional cash payments may also be made through automatic debit of your First National deposit account. Voluntary optional cash payments made by such a debit transaction will be invested if received not less than one (1) day prior to such dividend reinvestment date, however, all other rules as to such payments apply.

Any voluntary optional cash payment will not be deemed to have been made by you or received by the plan administrator unless the funds are actually collected.

12.	MAY I REQUEST FIRST COMMUNITY TO RETURN A VOLUNTARY OPTIONAL CASH PAYMENT BEFORE IT IS INVESTED?

Voluntary optional cash payments will be returned to you upon written request to the plan administrator, provided that the request is received by the plan administrator at least five (5) days prior to the next scheduled dividend payment date.

COSTS ASSOCIATED WITH THE PLAN

13.	HOW MUCH DOES IT COST TO PARTICIPATE IN THE PLAN?

There are no costs, fees or brokerage commissions charged to you for participating in the Plan. First Community will pay all the costs and expenses incurred in administering the plan.

PURCHASE OF SHARES

14.	WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

Shares needed to meet the requirements of the Plan will be issued directly by us from authorized but unissued or treasury shares or may be purchased on the open market by First Community.

15.	WHAT IS THE PRICE OF SHARES PURCHASED BY THE PLAN FROM FIRST COMMUNITY ?

If in the future the common stock becomes traded on an exchange or the Nasdaq, or is quoted on the OTC Bulletin Board, the purchase price of the common stock pursuant to the Plan will be the average of the bid and asked prices, as determined by at least two (2) market makers, on the date on which dividends are paid. If the common stock is not traded on an exchange, the Nasdaq or is not quoted on the OTC Bulletin Board, then our board of directors, in its discretion, may determine the price of the common stock purchased pursuant to the Plan. In exercising its discretion to determine the price, the board of directors may, but is not limited to, consider some or all of the following factors:

•	the last sales price;

•	average last sale prices and/or weighted average sale prices over some period of time selected by the board of directors;

•	multiples of earnings or book value based on a peer group selected by the board of directors; or

•	any combination of the foregoing.

16.	HOW MANY SHARES WILL BE PURCHASED FOR ME?

Your plan account will be credited with that number of shares, including fractional shares computed to three decimal places, equal to the sum of (i) the applicable dividend amount to be reinvested by you divided by the applicable purchase price per share, plus (ii) the applicable optional cash payments made by you divided by the applicable purchase price per share.

DIVIDENDS

17.	MUST I SEND MY DIVIDENDS TO FIRST COMMUNITY FOR REINVESTMENT?

No. In order to ensure prompt reinvestment, dividends on shares held by you and enrolled in the Plan and dividends on shares acquired under the Plan and held for you by the plan administrator will not be mailed to you, but will be retained by us.

18.	DO FRACTIONAL SHARES ALSO EARN DIVIDENDS?

Yes. If the amount to be invested for you does not equal the exact cost of a full share, your account will be credited with a fractional share, which will earn dividend income in the same way as a full share and in proportion to the size of the fractional share.

STOCK CERTIFICATES

19.	WHAT HAPPENS TO STOCK CERTIFICATES UNDER THE PLAN?

Plan shares will be registered in the name of the plan administrator (or its nominee) as agent for you. Certificates for such Plan shares will not be issued to you unless requested in writing.

20.	MAY PLAN SHARES BE WITHDRAWN FROM THE PLAN AND EXCHANGED FOR STOCK CERTIFICATES?

Yes. You may withdraw your Plan shares enrolled in the Plan by notifying the plan administrator in writing to that effect and by specifying in the notice the number of shares to be withdrawn. Certificates for any number of whole Plan shares will be issued to you within five (5) days of receipt by the plan administrator of a written request signed by you. Any remaining fractional shares will continue to be held by the plan administrator as the agent for you. Any notice of withdrawal received less than five (5) days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to your account.

Certificates issued to you will be registered in the name or names in which your plan account is maintained. The original authorization form election for plan participation will remain in effect for the certificated shares. If you request a certificate to be registered in a name other than that shown on the authorization form, such request must be signed by all persons in whose name the plan account is registered and be accompanied by such other documentation as the plan administrator may reasonably require.

21.	CAN A SHAREHOLDER PLEDGE SHARES THAT ARE HELD IN THE PLAN?

No. You cannot pledge or grant a security interest in your Plan shares unless certificates representing the shares have been issued to you by the plan administrator.

REPORTS TO PARTICIPANTS

22.	WHAT RECORDS AND REPORTS WILL I RECEIVE?

As soon as practicable after each dividend payment date where a transaction has occurred in your account, the plan administrator will mail to you a statement showing:

a.	the amount of any dividend and optional cash payment applied toward such investment;

b.	the taxes withheld, if any;

c.	the net amount invested;

d.	the number of shares purchased;

e.	the purchase price per share; and

f.	the total shares accumulated under the Plan, computed to three decimal places.

These statements are records of your transactions under the Plan and should be retained for income tax purposes. In addition, you will also receive annual Internal Revenue Service information for reporting dividend income received.

You will continue to receive copies of the same communications sent to all other holders of our common stock, including annual reports to shareholders, notices of the annual meetings and proxy statements.

SALE OF PLAN SHARES

23.	MAY I SELL ALL OR A PORTION OF MY PLAN SHARES?

You may not sell Plan shares through the plan administrator. If you wish to sell any shares, you must either withdraw shares from the Plan, or terminate your participation.

TERMINATION OF PARTICIPATION

24.	HOW DO I TERMINATE PARTICIPATION IN THE PLAN?

You may terminate your participation in the Plan at any time by giving written notice to the plan administrator. Within five (5) days after the date on which such notice is received by the plan administrator, the plan administrator will deliver to you (a) a certificate for all whole Plan shares held under the Plan, and (b) a check representing the value of any fractional shares as of the last investment date such written notice is received by the plan administrator. A check representing any voluntary optional cash payments that have not yet been invested will be returned to you by the plan administrator. In our sole discretion, we may at any time by notice in writing mailed to you, terminate your interest in the Plan, in which case you will be treated as though you had terminated participation in the Plan as of the date of mailing of the notice. In the event that you no longer hold at least twenty-five (25) common shares of stock in your plan account, your participation in the Plan will be automatically terminated.

25.	CAN A SHAREHOLDER RE-ENTER THE PLAN AFTER WITHDRAWING FROM THE PLAN?

Yes. A shareholder may re-enter the Plan by following the procedures applicable for initial enrollment in the Plan. However, we reserve the right to reject any enrollment form from a former participant.

FEDERAL INCOME TAXES

26.	WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

In general, a shareholder who participates in the Plan will have the same federal income tax consequences for cash dividends payable on common stock in a Plan account as if he or she were not a participant in the Plan. In the case of a cash dividend, you will be treated for federal income tax purposes as having received on the dividend payment date a dividend equal to the full amount of the dividend payable on all of your stock, including shares registered in your name and shares credited to your account. This is true even if you do not actually receive the cash dividends, but rather have them applied through reinvestment to the purchase of additional shares of common stock under the Plan.

The tax basis of the shares of common stock purchased from First Community with cash dividends will be the amount of the cash dividends. For shares purchased from sources other than First Community, your tax basis will be the purchase price of the shares. For the voluntary optional cash purchases, your tax basis will be equal to the amount of the voluntary optional cash payment made. The holding period for shares purchased with reinvested dividends will begin on the date on which the shares are purchased and credited to your Plan account, regardless of the source of purchase.

You will not realize any federal taxable income when you receive certificates for whole shares of common stock credited to your Plan account, when you withdraw the shares credited to your account or when you terminate your participation in the Plan. However, if you receive a cash payment for a fractional share of common stock, you will realize a gain or loss for the fractional share of common stock. You will also realize a gain or loss if you sell whole shares of common stock after withdrawal of the shares from the Plan account or after termination of your participation in the Plan. The amount of gain or loss will be the difference between the amount you receive for full or fractional shares of common stock and the tax basis of such shares. The gain or loss will be a capital gain or loss if the shares constitute capital assets in your hands.

You should consult your own tax advisors to determine the particular federal, state, local and foreign tax consequences that may result from your participation in the Plan and the subsequent sale or other disposition of common stock under the Plan.

The discussion above is a summary of the important U.S. federal income tax consequences of your participation in the Plan. The summary is based on the Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations, administrative rulings and court decisions, as in effect as of the date of this document, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the tax consequences of your participation in the Plan and does not constitute tax advice. For example, it does not address any state, local or foreign tax consequences of your participation. The summary may not address the tax consequences to any given participant in view of the participant’s individual circumstances. You should consult your own tax advisor about the tax consequences of your participation in the Plan. First Community does not calculate tax basis in shares for shareholders.

OTHER INFORMATION

27.	HOW WILL MY SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

For each meeting of shareholders, you will receive a proxy from the plan administrator which will enable you to vote shares registered in your name as well as the shares credited to your plan account. If you return the proxy card properly signed and marked for voting, all of your whole shares will be voted as marked. You also may vote your shares in person at a shareholder meeting. If you return a proxy card that is properly signed without instructions as to any item thereon, all of your shares will be voted in accordance with the recommendations of the board of directors of First Community, just as for nonparticipating shareholders who return proxies and who do not provide instructions. If a proxy card is not returned or if it is returned unsigned, none of your shares will be voted unless you vote in person.

28.	WHAT LIABILITY WILL FIRST COMMUNITY HAVE UNDER THE PLAN?

First Community will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of (a) a failure to terminate a participant’s plan account upon such participant’s death, (b) the prices at which shares are purchased or sold, or (c) the times when purchases or sales are made. We shall not be liable for any consequential damages arising from any action taken or omission made in the creation and/or administration of the Plan.

You should recognize that First Community cannot assure you of profits, or protect you against losses, on shares purchased and/or held under the Plan.

29.	ARE PLAN ACCOUNTS INSURED?

Plan accounts, shares of common stock and monies held in your plan account, are not deposits of First Community and therefore are not insured by the FDIC, the Securities and Exchange Commission or any other governmental agency.

30.	WHAT HAPPENS IF FIRST COMMUNITY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

Any shares resulting from a stock dividend or stock split by us on shares enrolled in the Plan will be added to the participant’s plan account.

In the event of a rights offering by us, the basis for any rights offering will include the shares credited to a participant’s account.

31.	MAY THE PLAN BE CHANGED OR DISCONTINUED?

We may amend, supplement, suspend, modify or terminate the plan at any time, including the period between a dividend record date and dividend payment date, without the approval of the participants. Notice of any such amendment, suspension, modification, or termination will be sent to all participants. Any such amendment, suspension, modification, or termination shall conclusively be deemed to be accepted by a participant unless, before the effective date of any such amendment as set forth in the notice, the plan administrator receives written notice of termination of the participant’s account.

Upon termination of the Plan by us, a certificate will be issued to each participant for the number of full shares in such participant’s plan account. The value of any fractional share in such participant’s plan account will be paid by check to the participant.

32.	INTERPRETATION OF THE PLAN

The Plan, the authorization form and the participant’s accounts shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and applicable state and federal securities laws. Any question of interpretation arising under the Plan shall be determined by the board of directors pursuant to the applicable federal and state laws and the rules and regulations of all regulatory authorities. Such determination shall be final and binding on all participants. We may adopt rules and regulations at any time to facilitate the administration of the Plan.

33.	MAY FIRST COMMUNITY TERMINATE PARTICIPATION OF A PARTICIPANT?

In our sole discretion, we may at any time by notice in writing mailed to a participant, terminate a participant’s interest in the Plan, in which case the participant shall be treated as though he had terminated participation in the Plan as of the date of mailing of the notice, and the plan administrator will deliver to the participant a certificate for all whole shares in the participant’s plan account, a check for any optional cash payments not then invested and a check based upon the then current fair market value for our common stock for any fractional shares. In the event that a participant no longer has at least twenty-five (25) shares enrolled in the Plan, participation in the Plan will be automatically terminated by us.

34.	WHERE SHOULD CORRESPONDENCES OR INQUIRIES REGARDING THE PLAN BE DIRECTED?

All correspondences concerning the plan should be addressed to:

First Community Financial Corporation

Two North Main Street

Mifflintown, Pennsylvania 17059

Telephone inquiries may be directed to First Community at (717) 436-2144. Please mention the First Community Financial Corporation Dividend Reinvestment and Stock Purchase Plan in your correspondences.

USE OF PROCEEDS

The net proceeds from the sale of newly issued shares of common stock issued under the Plan will be used for general corporate purposes, which may include investments at the holding company level, investments in or extensions of credit to our banking subsidiary and possible acquisitions. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and availability of other funds.

LEGAL MATTERS

The legality of the issuance of the shares of common stock offered hereby will be passed upon for First Community Financial Corporation by Stevens & Lee, P.C., 620 Freedom Business Center, Suite 200, Valley Forge, Pennsylvania 19406.

EXPERTS

The consolidated financial statements of First Community Financial Corporation appearing in First Community Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Beard Miller Company LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus discuss future expectations, contain projections of results of operations or financial condition or state other “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. We caution you to be aware of the speculative nature of “forward-looking statements.” Statements that are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. We based the forward-looking information on various factors and using numerous assumptions.

Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example:

•	the success or failure of our efforts to implement our business strategy;

•	the effect of changing economic conditions and interest rates;

•	changes in government regulations, tax rates and similar matters;

•	our ability to attract and retain high quality employees; and

•	other risks which may be described in our future filings with the Securities and Exchange Commission.

We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements other than material changes to such information.

INDEMNIFICATION

As permitted by Pennsylvania law, First Community’s bylaws provide for the indemnification of the directors and officers of First Community and its subsidiaries and for the elimination of a director’s liability for monetary damages.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of fees and expenses which may be incurred by the Company in connection with the issuance and distribution of shares of Common Stock pursuant to the Prospectus contained in this Registration Statement and which will be paid by the Company.

Securities and Exchange Commission registration fee	$123.80
Accounting fees and expenses	2,500.00
Legal fees and expenses	10,000.00
Printing	1,000.00
Miscellaneous expenses	1,000.00

Total	$14,623.80

Item 15.	Indemnification of Directors and Officers.

Pennsylvania law provides that a Pennsylvania corporation such as First Community may indemnify its directors, officers, employees and agents against liabilities they may incur in such capacities for any act or omission, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, with the approval of the shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or failure to take any action unless the director has breached or failed to perform the duties of his office and that breach or failure to perform constitutes self dealing, will misconduct or recklessness.

The bylaws of First Community provide for the indemnification of the directors and officers of First Community and its subsidiaries and for the elimination of a director’s liability for monetary damages to the fullest extent permitted under Pennsylvania law.

The directors and officers of First Community and its subsidiaries are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by First Community.

Item 16.	Exhibits.

The following is a list of exhibits filed as part of the Registration Statement:

5.1	Opinion of Stevens & Lee, P.C.

23.1	Consent of Beard Miller Company LLP

23.2.	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page of this filing)

99.1	Dividend Reinvestment Plan Document

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mifflintown, Pennsylvania on January 8, 2008.

FIRST COMMUNITY FINANCIAL CORPORATION

/s/ Jody D. Graybill
Jody D. Graybill
President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jody D. Graybill, Richard R. Leitzel or Jeffery P. Waldron, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution of him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Jody D.Graybill Jody D. Graybill	President (Principal Executive Officer)	January 8, 2008

/s/ Richard R. Leitzel Richard R. Leitzel	Vice President (Principal Financial Officer)	January 8, 2008

/s/ Joseph E. Barnes, Sr. Joseph E. Barnes, Sr.	Director	January 8, 2008

/s/ Nancy S. Bratton Nancy S. Bratton	Director	January 8, 2008

/s/ John P. Henry, III John P. Henry, III	Director	January 8, 2008

/s/ Samuel G. Kint Samuel G. Kint	Director	January 8, 2008

/s/ James R. McLaughlin James R. McLaughlin	Director	January 8, 2008

/s/ Charles C. Saner Charles C. Saner	Director	January 8, 2008

/s/ Roger Shallenberger Roger Shallenberger	Director	January 8, 2008

/s/ Lowell M. Shearer Lowell M. Shearer	Director	January 8, 2008

/s/ David L. Swartz David L. Swartz	Director	January 8, 2008

/s/ Frank L. Wright Frank L. Wright	Director	January 8, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

5.1	Opinion of Stevens & Lee, P.C.

23.1	Consent of Beard Miller Company LLP

23.2.	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page of this filing)

99.1	Dividend Reinvestment Plan Document